Exhibit 10.1

First Amendment to the License Agreement

This First Amendment is made as of May 6, 2022 and amends the License Agreement dated May 7, 2019 (the “Agreement”) entered into by SciPlay Games, LLC (f/k/a Phantom EFX, LLC and as successor in interest to SG Social Holding Company I, LLC) (“Licensee”) and SG Gaming, Inc. (f/k/a Bally Gaming, Inc.) (“Licensor”). Each of Licensor and Licensee may be referred to as a “Party” and together, the “Parties.”

RECITALS
WHEREAS, as set forth in Sections 2.1(a) and 2.1(b) of the Agreement, certain rights granted in the Agreement will terminate or change on May 7, 2022, three years after the Agreement was entered into (the “Rights”); and
WHEREAS, the Parties are negotiating a second amendment to the Agreement that would, among other things, extend the date on which the Rights will terminate or change to May 7, 2023 (the “Second Amendment”):
NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree as follows:

AMENDMENT
1.The Recitals are incorporated herein as if they were set forth in the body of the Agreement.
2.Notwithstanding anything to the contrary contained in the Agreement, the date for termination or modification of the Rights shall be extended from May 7, 2022 until the earlier of the effective date of the Second Amendment or July 7, 2022.
3.This Amendment shall be governed by the laws of the State of Nevada, excluding conflicts of law rules. Any dispute between the Parties arising from or relating to the validity, performance, interpretation or construction of this Agreement that cannot be resolved amicably shall be submitted to the exclusive jurisdiction of the Federal and state courts located in Clark County, Nevada. Notwithstanding the foregoing, either Party shall have the right to seek equitable relief in any court of competent jurisdiction.
4.This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one agreement. Delivery of an executed counterpart in electronic fashion, such as a PDF file transferred by email or facsimile transmission, shall be deemed to have the same legal effect as delivery of an original executed counterpart of this Agreement for all purposes.

In Witness Whereof, the Parties have caused their duly authorized representatives to execute this document as of the Effective Date.

SG Gaming, Inc.		SciPlay Games, LLC

By:	/s/ John Cuddihy	By:	/s/ Robert Gustafson
Name:	John Cuddihy	Name:	Robert Gustafson
Title:	Authorized Signatory	Title:	Authorized Officer